EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of HSBC Finance Corporation:

We consent to the incorporation by reference in the Registration Statements No. 2-86383, No. 33-21343, No. 33-45454, No. 33-45455, No. 33-52211, No. 33-58727, No. 333-00397, No. 333-03673, No. 333-36589, No. 333-39639, No. 333-47073, No. 333-58291, No. 333-58289, No. 333-58287, No. 333-30600, No. 333-50000, No. 333-70794, No. 333-71198, No. 333-83474 and No. 333-99107 on Form S-8 and Registration Statements No. 33-64175, No. 333-14459, No. 333-47945, No. 333-33240, No. 333-56152, No. 333-61964, No. 333-73746, No. 333-75328, No. 333-85886, No. 33-57249, No. 333-60510, No. 333-100737, No. 333-120494, No. 333-120495, No. 333-120496, No. 333-130580, No. 333-128369 and No. 333-156219 on Form S-3 of HSBC Finance Corporation (the Company) of our reports dated March 1, 2010, with respect to the consolidated balance sheets of the Company as of December 31, 2009 and 2008, and the related consolidated statements of income (loss), changes in the shareholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of the Company.

/s/  KPMG LLP

Chicago, Illinois
March 1, 2010